EV Energy Partners Announces Third Quarter 2012 Results

HOUSTON, TX – November 8, 2012 -- (MARKETWIRE) -- EV Energy Partners, L.P. (Nasdaq:EVEP) today announced results for the third quarter 2012 and filed its Form 10-Q with the Securities and Exchange Commission.

Third Quarter 2012 Results

Adjusted EBITDAX for the quarter was $67.3 million, a 29 percent increase over the third quarter of 2011 and a 2 percent increase versus the second quarter of 2012. Distributable Cash Flow for the quarter was $35.3 million, a 15 percent increase over the third quarter of 2011 and a 2 percent increase versus the second quarter of 2012. The increase in Adjusted EBITDAX and Distributable Cash Flow over the third quarter of 2011 was primarily due to production from Barnett Shale properties acquired during the fourth quarter of 2011. The descriptions of Adjusted EBITDAX and Distributable Cash Flow can be found in the attached table under “Non-GAAP Measures.”

Production for the third quarter of 2012 was 10.8 Bcf of natural gas, 266 MBbls of oil and 440 MBbls of natural gas liquids, or 15 Bcfe. This represents a 49 percent increase from third quarter 2011 production of 10.1 Bcfe, primarily due to Barnett Shale properties acquired during the fourth quarter of 2011, and a 1 percent increase from the second quarter 2012 production of 14.8 Bcfe.

For the third quarter of 2012, EVEP reported a net loss of $50 million, or $(1.15) per basic and diluted weighted average limited partner unit outstanding. Included in net loss were $65.9 million of unrealized losses on commodity and interest rate derivatives, $1.4 million of non-cash realized losses related to derivatives acquired in a December 2010 acquisition that settled during the quarter, $1.8 million of dry hole and exploration costs, $0.9 million of impairment charges, $(0.2) million of non-cash deferred income tax benefit and $4.3 million of non-cash costs contained in general and administrative expenses.

The $65.9 million unrealized loss on derivatives for the third quarter of 2012 was due to the increase in future oil, natural gas and natural gas liquids prices that occurred from June 30, 2012 to September 30, 2012 and the effect of such price changes on the mark-to-market valuation of EVEP’s outstanding commodity derivatives which extend through December 2015.

For the third quarter of 2011, EVEP reported net income of $87.8 million, or $2.42 and $2.40 per basic and diluted weighted average limited partner unit outstanding, respectively. Included in net income were $68.8 million of non-cash net unrealized gains on commodity and interest rate derivatives, $1.3 million of non-cash realized losses on commodity derivatives acquired in a December 2010 acquisition that settled during the quarter, $2.7 million of non-cash costs contained in general and administrative expenses and $0.2 million of acquisition related due diligence and other related transaction costs.

For the second quarter of 2012, EVEP reported net income of $15.0 million, or $0.35 and $0.34 per basic and diluted weighted average limited partner unit outstanding, respectively. Included in net income were $15.5 million of unrealized gains on commodity and interest rate derivatives, $0.7 million of non-cash realized losses related to derivatives acquired in a December 2010 acquisition that settled during the quarter, a $0.5 million non-cash charge to lease operating expense related to oil in tanks purchased in connection with 2011 acquisitions, $1.7 million of dry hole and exploration costs, a $16.3 million impairment charge, $0.4 million of non-cash deferred income taxes and $3.8 million of non-cash costs contained in general and administrative expenses. Also contained in general and administrative expenses were $0.6 million of acquisition related due diligence and other related transaction costs.

Mark Houser, President and CEO, said, "We are very pleased with our Barnett Shale operations and continue to see production growth through the drill bit while effectively managing our per unit operating costs throughout the rest of the business. Our major focus this quarter however, has been and will continue to be on managing our Utica Shale acreage monetization process.”

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our third quarter 2012 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP web site at http://www.evenergypartners.com.

Conference Call

As announced on October 29, 2012, EV Energy Partners, L.P. will host an investor conference call at 10 a.m. EST November 9, 2012. Investors interested in participating in the call may dial (480) 629-9818 (conference ID 4573495) at least 5 minutes prior to the start time, or may listen live over the internet through the investor relations section of the EVEP web site at http://www.evenergypartners.com.

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by EVEP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of EVEP, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the EVEP's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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Operating Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Production data:
Oil (MBbls)	266	207	832	656
Natural gas liquids (MBbls)	440	285	1,266	827
Natural gas (MMcf)	10,772	7,141	31,757	21,144
Net production (MMcfe)	15,008	10,091	44,349	30,043
Average sales price per unit : (1)
Oil (Bbl)	$89.83	$84.76	$93.64	$91.48
Natural gas liquids (Bbl)	32.07	55.16	37.63	52.73
Natural gas (Mcf)	2.76	4.16	2.57	4.12
Mcfe	4.51	6.24	4.68	6.35
Average unit cost per Mcfe:
Production costs:
Lease operating expenses (2)	$1.65	$1.91	$1.76	$1.82
Production taxes	0.17	0.26	0.19	0.28
Total	1.82	2.17	1.95	2.10
Asset retirement obligations accretion expense	0.09	0.09	0.08	0.10
Depreciation, depletion and amortization	1.88	1.81	1.83	1.81
General and administrative expenses	0.69	0.81	0.73	0.79

(1) Prior to $32.3 and $16.3 million of net hedge gains and settlements on commodity derivatives for the three months ended September 30, 2012 and September 30, 2011, respectively and $94.5 and $46.3 million for the nine months ended September 30, 2012 and September 30, 2011.

(2) Lease operating expenses for the nine months ended September 30, 2012 contain $1.7 million ($0.04 per Mcfe) of non-cash charges related to oil in tanks purchased in connection with 2011 acquisitions.

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Condensed Consolidated Balance Sheets
(in $ thousands, except number of units)
(unaudited)
	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$10,964	$30,312
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	32,000	36,926
Other	2,247	459
Derivative asset	49,330	81,772
Other current assets	1,621	3,084
Assets held for sale	-	6,597
Total current assets	96,162	159,150

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; September 30,
2012, $341,298; December 31, 2011, $244,092	1,900,300	1,768,529
Other property, net of accumulated depreciation
and amortization; September 30, 2012, $568;
December 31, 2011, $447	1,341	1,345
Long–term derivative asset	48,162	57,643
Other assets	30,549	16,557
Total assets	$2,076,514	$2,003,224

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities:
Third party	$48,986	$34,705
Related party	400	870
Derivative liability	-	618
Liabilities held for sale	-	602
Total current liabilities	49,386	36,795

Asset retirement obligations	105,705	90,803
Long–term debt	819,201	953,023
Long–term liabilities	2,961	2,564
Long–term derivative liability	84	-

Commitments and contingencies

Owners’ equity:
Common unitholders - 38,447,350 units and
34,173,650 units issued and outstanding as of
September 30, 2012 and December 31, 2011,
respectively	1,120,241	935,425
Class B unitholders - 3,873,357 units issued and
outstanding as of September 30, 2012 and
December 31, 2011	(9,114)	232
General partner interest	(11,950)	(15,618)
Total owners' equity	1,099,177	920,039
Total liabilities and owners' equity	$2,076,514	$2,003,224

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Condensed Consolidated Statements of Operations
(in $ thousands, except per unit data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011
Revenues:
Oil, natural gas and natural gas liquids revenues	$67,747	$62,961	$207,341	$190,691
Transportation and marketing–related revenues	954	1,428	2,643	4,313
Total revenues	68,701	64,389	209,984	195,004

Operating costs and expenses:
Lease operating expenses	24,821	19,284	78,271	54,595
Cost of purchased natural gas	662	1,072	1,808	3,242
Dry hole and exploration costs	1,809	768	5,664	1,612
Production taxes	2,587	2,645	8,394	8,415
Asset retirement obligations accretion expense	1,335	920	3,763	2,856
Depreciation, depletion and amortization	28,141	18,225	81,127	54,232
General and administrative expenses	10,296	8,126	32,562	23,851
Impairment of oil and natural gas properties	853	(48)	17,752	6,618
Total operating costs and expenses	70,504	50,992	229,341	155,421

Operating (loss) income	(1,803)	13,397	(19,357)	39,583

Other (expense) income, net:
Realized gains on derivatives, net	29,835	13,914	88,628	41,698
Unrealized (losses) gains on derivatives, net	(65,870)	68,845	(38,672)	33,212
Interest expense	(12,808)	(8,172)	(36,487)	(21,455)
Other income (expense), net	408	(125)	382	108
Total other (expense) income, net	(48,435)	74,462	13,851	53,563

(Loss) income before income taxes and equity in losses of unconsolidated affiliates	(50,238)	87,859	(5,506)	93,146
Income taxes	193	(51)	(904)	(164)
(Loss) income before equity in income (losses) of unconsolidated affiliates	(50,045)	87,808	(6,410)	92,982
Equity in income (losses) of unconsolidated affiliates	26	-	(60)	-
Net (loss) income	($50,019)	$87,808	($6,470)	$92,982
General partner’s interest in net (loss) income,
including incentive distribution rights	($1,000)	$4,711	($129)	$10,693
Limited partners’ interest net (loss) income	($49,019)	$83,097	($6,341)	$82,289
Net (loss) income per limited partner unit:
Basic	($1.15)	$2.42	($0.15)	$2.46
Diluted	($1.15)	$2.40	($0.15)	$2.44
Weighted average limited partner units outstanding:
Basic	42,452	34,317	41,784	33,445
Diluted	42,452	34,623	41,784	33,710

Distributions declared per unit	$0.766	$0.762	$2.295	$2.283

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Condensed Consolidated Statements of Cash Flows
(in $ thousands)
(unaudited)	Nine Months Ended September 30,

	2012	2011
Cash flows from operating activities:
Net (loss) income	($6,470)	$92,982
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Asset retirement obligations accretion expense	3,763	2,856
Depreciation, depletion and amortization	81,127	54,232
Equity–based compensation cost	12,390	6,613
Impairment of oil and natural gas properties	17,752	6,618
Noncash derivative activity	39,395	(37,893)
Equity in losses of unconsolidated affiliates	60	-
Other, net	4,698	1,484
Changes in operating assets and liabilities:
Accounts receivable	3,138	(7,935)
Other current assets	656	(308)
Accounts payable and accrued liabilities	20,479	15,952
Other, net	(1,955)	(600)
Net cash flows provided by operating activities	175,033	134,001

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(118,925)	(35,647)
Additions to oil and natural gas properties	(100,392)	(52,936)
Investments in unconsolidated affiliates	(18,998)	-
Deposit on acquisition of oil and natural gas properties	-	(7,700)
Proceeds from sale of oil and natural gas properties	5,522	9,666
Settlements from acquired derivatives	4,166	4,443
Net cash flows used in investing activities	(228,627)	(82,174)

Cash flows from financing activities:
Long-term debt borrowings	120,000	30,000
Repayment of long-term debt borrowings	(460,000)	(436,500)
Proceeds from debt offering	206,000	292,500
Loan costs paid	(4,152)	(6,355)
Proceeds from public equity offering	262,833	147,108
Offering costs	(304)	(333)
Contributions from general partner	5,714	3,191
Distributions paid	(95,845)	(85,514)
Distribution related to acquisition	-	(1,717)
Net cash flows provided by (used in) financing activities	34,246	(57,620)

Decrease in cash and cash equivalents	(19,348)	(5,793)
Cash and cash equivalents – beginning of period	30,312	23,127
Cash and cash equivalents – end of period	$10,964	$17,334

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Non-GAAP Measures

We define Adjusted EBITDAX as net (loss) income plus income tax provision, interest expense, net, realized losses on interest rate swaps, depreciation, depletion and amortization, asset retirement obligations accretion expense, non-cash realized losses (gains) on derivatives, unrealized losses (gains) on derivatives, non-cash equity compensation, impairment of oil and natural gas properties, non-cash inventory write down expense, and dry hole and exploration costs. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income tax provision, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. These financial measures indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDAX and Distributable Cash Flow
(in $ thousands)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011

Net (loss) income	($50,019)	$87,808	($6,470)	$92,982
Add:
Income taxes	(193)	51	904	164
Interest expense, net	12,802	8,168	36,469	21,441
Realized losses on interest rate swaps	1,013	1,108	3,172	5,075
Depreciation, depletion and amortization	28,141	18,225	81,127	54,232
Asset retirement obligations accretion expense	1,335	920	3,763	2,856
Non-cash realized losses (gains) on derivatives	1,413	1,299	2,717	(485)
Unrealized losses (gains) on derivatives	65,870	(68,845)	38,672	(33,212)
Non-cash equity compensation expense	4,294	2,736	12,390	6,613
Impairment of oil and natural gas properties	853	(48)	17,752	6,618
Non-cash inventory write down expense	-	-	1,729	-
Dry hole and exploration costs	1,809	768	5,664	1,612
Adjusted EBITDAX	$67,318	$52,190	$197,889	$157,896

Less:
Cash income taxes	37	51	164	164
Cash interest expense, net	12,200	7,640	34,691	20,176
Realized losses on interest rate swaps	1,013	1,108	3,172	5,075
Estimated maintenance capital expenditures (1)	18,760	12,614	55,436	37,060
Distributable Cash Flow	$35,308	$30,777	$104,426	$95,421

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston

Michael E. Mercer, 713-651-1144

http://www.evenergypartners.com

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